Consent of Independent Auditor

We hereby consent to the inclusion in this Annual Report on Form 40-F for the year ended

March 31, 2013 of CAE Inc. of our report dated May 16, 2013, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in the Exhibit incorporated by reference in this Annual Report.

We also consent to the incorporation by reference in the Registration Statements on

Form S-8 (No. 333 – 97185 and 333 – 155366) of CAE Inc. of our report dated May 16, 2013 referred to above.

Montreal, Quebec

June 26, 2013

1CPA auditor, CA, public accountancy permit No. A123498

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

1250 Rene-Levesque Boulevard West Suite 2800, Montreal, Quebec, Canada H3B 2G4 T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership, which is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity.